                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Walshire Assurance Company
 ................................................................................
               (Name of Registrant as Specified In Its Charter)


 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

     ...........................................................................


     2) Aggregate number of securities to which transaction applies:

     ...........................................................................


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................


     4) Proposed maximum aggregate value of transaction:

     ...........................................................................


     5) Total fee paid:

     ...........................................................................

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ...........................................................................


     2) Form, Schedule or Registration Statement No.:

     ...........................................................................


     3) Filing Party:

     ...........................................................................


     4) Date Filed:

     ...........................................................................

Notes:

                   [LOGO OF WALSHIRE ASSURANCE APPEARS HERE]

                          WALSHIRE ASSURANCE COMPANY
                              3350 WHITEFORD ROAD
                                 P.O. BOX 3849
                           YORK, PENNSYLVANIA 17402

                                                        Office of the President
                                                                 April 15, 1997

Dear Shareholder:

  You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Walshire Assurance Company which will be held on May 21, 1997 at 10:00 A.M., at The OutDoor Country Club, 1157 Detwiler Drive, York, Pennsylvania 17404. The official notice of the meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful atten-tion.

  Shareholders of the Company are being asked to elect two directors of the Company to serve for three-year terms until the 2000 Annual Meeting of Share-holders. Whether or not you expect to attend the meeting in person, it is im-portant that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly in the enve-lope provided.

                                          Sincerely,


                                          Kenneth R. Taylor
                                          President and
                                          Chief Executive Officer

                          WALSHIRE ASSURANCE COMPANY
                              3350 WHITEFORD ROAD
                                 P.O. BOX 3849
                           YORK, PENNSYLVANIA 17402

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 21, 1997

                             ---------------------

To Our Shareholders:

  The 1997 Annual Meeting of Shareholders of Walshire Assurance Company (the "Company") will be held at The OutDoor Country Club, 1157 Detwiler Drive, York, Pennsylvania 17404, on May 21, 1997, for the following purposes as more fully described in the attached Proxy Statement:

    1. To elect two directors for a term of three years; and

    2. To transact such other business as may properly come before the meet-ing or any postponement or adjournment of the meeting.

  The Board of Directors has fixed April 2, 1997 as the record date for the determination of shareholders entitled to vote at the meeting. Only sharehold-ers of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting.

  You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided.

                                       By Order of the Board of Directors

                                       Richard S. Kahlbaugh
                                       Secretary

April 15, 1997

                          WALSHIRE ASSURANCE COMPANY
                              3350 WHITEFORD ROAD
                                 P.O. BOX 3849
                           YORK, PENNSYLVANIA 17402

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

  This proxy statement, which together with the accompanying proxy card is first being mailed to shareholders on or about April 15, 1997, is furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use in voting at the 1997 Annual Meeting of Shareholders, including any adjournment or postponement of the meeting.

  Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the in-structions thereon. Any proxy not so directing to the contrary will be voted FOR the Company's nominees as directors. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by giving written notice to the Secre-tary of the Company.

  The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, tel-egraph or facsimile by directors, officers or employees of the Company and its subsidiaries without additional compensation. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

VOTING SECURITIES

  At the close of business on April 2, 1997, the record date for the determi-nation of shareholders entitled to receive notice of and to vote at the meet-ing, the Company's outstanding voting securities consisted of 4,662,526 shares of Common Stock. Holders of Common Stock are entitled to one vote per share.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 2, 1997 by: (i) each per-son who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and each nom-inee for director; (iii) each of the Company's executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

                                             SHARES OF           PERCENT OF
                                           COMMON STOCK         COMMON STOCK
NAME AND ADDRESS(1)                    BENEFICIALLY OWNED(2) BENEFICIALLY OWNED
-------------------                    --------------------- ------------------
Peter D. Bennett (3)..................           2,310                 *
John J. Buchan, Jr.(4)................          44,271                 *
Charles W. Hash, Jr.(5)...............         116,806               2.5
Gary J. Orndorff(6)...................          44,457                 *
L. Edward Sausman(7)..................         271,555               5.8
Kenneth R. Taylor(8)..................         697,286              14.3
William R. Tierney, Jr.(9)............         183,055               3.9
Dimensional Fund Advisors Inc.(10)....         270,311               5.8
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Charles W. Hash, Sr.(5)(11)...........         510,986              11.0
 1915 Stonegate Road
 York, PA 17404
Kramer Spellman L.P.(12)..............         345,648               7.4
 2050 Canter Avenue
 Suite 300
 Fort Lee, New Jersey 07024
Markel Corporation(13)................         418,483               8.5
 4551 Cox Road
 Glen Allen, VA 23060
All directors and officers as a group
 (9 persons)(14)......................       1,395,875              27.2

--------
 *   Less than one percent
 (1) Except as otherwise indicated, the address of all beneficial owners listed is c/o the Company, 3350 Whiteford Road, P.O. Box 3849, York, PA 17402.
 (2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations of the Securities and Exchange Commission and, ac-cordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after April 2, 1997 (the "Record Date"). Beneficial ownership may be disclaimed as to certain of the securities. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him.

 (3) The shares shown as beneficially owned by Mr. Bennett include 2,200 shares subject to outstanding options exercisable within 60 days of the Record Date.
 (4) The shares shown as beneficially owned by Mr. Buchan include 39,235 shares subject to outstanding options exercisable within 60 days of the Record Date.
 (5) The shares shown as beneficially owned by Charles W. Hash, Jr., include 19,514 shares owned by Memorial Surgical Associates Retirement Fund, 15,954 shares owned jointly with his wife, 231 shares held by Mr. Hash's child and 45,904 shares subject to outstanding options exercisable within 60 days of the Record Date. Charles W. Hash, Jr. is the son of Charles W. Hash, Sr. Charles W. Hash, Sr. disclaims beneficial ownership of the shares owned by Charles W. Hash, Jr. and Charles W. Hash, Jr. disclaims beneficial ownership of the shares owned by Charles W. Hash, Sr.
 (6) The shares shown as beneficially owned by Mr. Orndorff include 39,747 shares subject to outstanding options exercisable within 60 days of the Record Date.
 (7) The shares shown as beneficially owned by L. Edward Sausman include 309 shares that are owned jointly with his wife, 10,660 shares held by Mr. Sausman's wife and 36,842 shares subject to outstanding options exercis-able within 60 days of the Record Date.
 (8) The shares shown as beneficially owned by Mr. Taylor include 18,319 shares of the Company's Common Stock held by Taylor & Ochroch, Inc. and 223,120 shares subject to outstanding options exercisable within 60 days of the Record Date. Mr. Taylor is President and owner of Taylor & Ochroch, Inc.
 (9) The shares shown as beneficially owned by William R. Tierney, Jr. include 44,179 shares subject to outstanding options exercisable within 60 days of the Record Date, 105,351 shares held by the Deed of Trust, dated Janu-ary 27, 1988, for the benefit of William R. Tierney, Sr. and Emily Tier-ney, the parents of Mr. Tierney (the "Tierney Trust"), 7,510 shares held by the children of Mr. Tierney, 1,547 shares owned jointly with his wife and 20,663 shares held by Mr. Tierney's wife. Mr. Tierney disclaims bene-ficial ownership of the shares beneficially owned by the Tierney Trust.
(10) The shares shown as beneficially owned by Dimensional Fund Advisors Inc. include 52,897 shares held by The DFA Investment Trust Company and 36,963 shares held by the DFA Investment Dimensions Group Inc.
(11) The shares shown as beneficially owned by Mr. Hash, Sr. include 73,370 shares that are owned individually by his wife.
(12) The shares shown as beneficially owned by Kramer Spellman L.P. include 22,685 shares of the Company's Common Stock that may be acquired upon conversion of the Company's 6 1/2 Cumulative Convertible Preferred Stock.
(13) The shares shown as beneficially owned by Markel Corporation include 272,220 shares of the Company's Common Stock that may be acquired upon conversion of the Company's 6 1/2% Cumulative Convertible Preferred Stock and 31,077 shares as to which Markel Corporation has been given discre-tionary trading authority.
(14) The shares shown as beneficially owned by all directors and officers as a group include an aggregate of 465,987 shares subject to options that are exercisable within 60 days of the Record Date.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

  Two directors are to be elected at the meeting to serve for three-year terms until the 2000 Annual Meeting of Shareholders and until their respective suc-cessors are elected and qualified.

  The Board of Directors has designated Kenneth R. Taylor and Charles W. Hash, Jr. to be nominees for election as directors, each of whom is currently serv-ing as a director of the Company. Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Company has no reason to be-lieve that any nominee will be unavailable for election, but should any nomi-nee become unavailable for any reason, the Board of Directors may designate a substitute nominee.

  The following information regarding the Company's nominees for election as directors is based, in part, on information furnished by these individuals.

                                        DIRECTOR
NAME                                     SINCE   AGE POSITIONS WITH THE COMPANY
----                                    -------- --- --------------------------
For a three year term expiring in 2000
Kenneth R. Taylor(1)(2)................   1977    60 President, Chief Executive
                                                     Officer and Director
Charles W. Hash, Jr.(3)................   1989    50 Director

--------
(1) Member of Executive Committee
(2) Member of Nominating Committee
(3) Member of Compensation Committee

  Mr. Taylor has been President and Chief Executive Officer of the Company since June 1987. Mr. Taylor has been the President of Taylor & Ochroch, Inc., an insurance agency located in King of Prussia, Pennsylvania, since 1964. Mr. Taylor was a director of Seneca Insurance Company, Inc. from 1988 until 1992 and was Chairman of the Board of Directors of Seneca Insurance Company, Inc. from 1989 until 1992. Mr. Taylor has also been an officer and the majority stockholder since 1990 of Benefit Allocation Systems, Inc., a company that provides services for flexible benefit plans.

  Mr. Hash, Jr. is a doctor of osteopathic medicine. He has been President of East York Surgical Associates since 1977 and has been President of Columbia Surgical Associates since 1983.

  The proxy agents intend (unless authority has been withheld) to vote FOR the election of both nominees. The election of directors will be determined by a plurality vote so that the two nominees who receive the most FOR votes will be elected. Under the Pennsylvania Business Corporation Law of 1988, an absten-tion, broker nonvote or withholding authority to vote will not have the same legal effect as a vote "against" a matter and will not be counted in determin-ing whether the nominee has received the required vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES.

INFORMATION CONCERNING CONTINUING DIRECTORS

  The following tables set forth certain information concerning those direc-tors whose terms will expire at the 1998 and 1999 Annual Meeting of Sharehold-ers.

                                      DIRECTOR
NAME                                   SINCE   AGE  POSITIONS WITH THE COMPANY
----                                  -------- --- ---------------------------
The terms of the following directors
 will expire in 1998:
L. Edward Sausman(1)(2)(3)...........   1977    54 Director
William R. Tierney, Jr.(1)(2)(3).....   1987    45 Director
The terms of the following directors
 will expire in 1999:
John J. Buchan, Jr.(3)(4)............   1987    40 Director
Peter D. Bennett(2)(4)...............   1995    64 Director
Gary J. Orndorff.....................   1996    39 Vice President-Treasurer,
                                                   Chief Financial Officer and
                                                   Director

--------
(1) Member of Executive Committee
(2) Member of Compensation Committee
(3) Member of Audit Committee
(4) Member of Nominating Committee

  Mr. Sausman has been President of Sausman Insurance Agency, Inc., Thompsontown, Pennsylvania since 1987.

  Mr. Tierney has been President of Insurance Markets, Inc., an insurance agency located in Clarks Summit, Pennsylvania, since 1984. In 1989, Mr. Tier-ney became President and a director of TAB Glass Corp. of St. Petersburg, Florida and in 1990 was named Vice-President of Northeast Premium Finance Co., Clarks Summit, Pennsylvania.

  Mr. Buchan, Jr. has been the Managing Director of Interstate Insurance Man-agement, Inc. since March 1989 and has been a partner with the law firm of Gvozdich, Buchan & Svirsko, Ebensburg, Pennsylvania, since 1989.

  Mr. Bennett has been the Senior Associate Dean and a Professor of Marketing at Pennsylvania State University, State College, Pennsylvania since 1989.

  Mr. Orndorff has been the Vice President-Treasurer and Chief Financial Offi-cer of the Company since 1989.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors held four meetings during the 1996 fiscal year.

  The Compensation Committee held one meeting during the 1996 fiscal year. The Compensation Committee reviews the compensation of executive officers and makes recommendations to the Board regarding executive compensation.

  The Executive Committee did not meet during the 1996 fiscal year. The Execu-tive Committee has and may exercise the authority of the Board in the manage-ment of the business of the Company between meetings of the Board.

  The Audit Committee held one meeting during the 1996 fiscal year. The Audit Committee is responsible for reviewing the Company's accounting and financial practices and policies and the scope and results of the Company's audit. The Committee is also responsible for recommending the selection of the Company's independent public accountants.

  The Nominating Committee did not meet during the 1996 fiscal year. The Nomi-nating Committee is responsible for submitting to the Board of Directors the names of potential nominees for director. The Nominating Committee will con-sider nominees for directorships recommended by shareholders if such recommen-dations are submitted in writing to the Nominating Committee a reasonable time prior to the Annual Meeting.

  Each director of the Company attended no fewer than 75% of the meetings of the Board and committees of which they were members during the 1996 fiscal year. Each director of the Company who is not also an employee of the Company receives an annual fee of $7,000 and fees of $500 for each meeting of the Board and of a committee thereof attended, except the Executive Committee, for which a fee of $1,000 is received for each meeting thereof attended.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

  The members of the Compensation Committee of the Board of Directors are Pe-ter D. Bennett, Charles W. Hash, Jr., L. Edward Sausman and William R. Tier-ney, Jr., none of whom were officers or employees of the Company during the 1996 fiscal year. The Committee reviews the compensation of executive officers and makes recommendations to the Board regarding executive compensation.

  The Company's compensation policies and practices are designed and imple-mented to motivate and retain senior executives. In determining compensation levels, the Committee considers compensation packages offered by similarly sized companies within the insurance industry.

  The Company has an employment agreement with Kenneth R. Taylor as President and Chief Executive Officer that expires in June 1997. Pursuant to this agree-ment, total compensation is divided into three primary components: base sala-ry, bonus and stock options. The awards of bonuses and stock options serve as an incentive to Mr. Taylor for superior performance and are based upon both his performance and the performance of the Company.

  Pursuant to the terms of Mr. Taylor's employment agreement, Mr. Taylor is entitled to receive (a) an annual salary of at least $260,000, (b) incentive compensation equal to three percent of the amount by which the Company's net income before income taxes exceeds $2.0 mil-lion in any fiscal year, and (c) other benefits equivalent to those provided to the Company's other officers.

  With respect to the compensation of Mr. Taylor as Chief Executive Officer, the Company follows the compensation policies and practices discussed above. As such, Mr. Taylor's compensation and incentive bonus for the 1996 fiscal year were based upon the employment agreement and were commensurate with the Company's performance and Mr. Taylor's contribution to that performance. As with the Company's other executive officers, Mr. Taylor's total compensation involves certain subjective judgments and is not based solely upon specific objective criteria.

  The Compensation Committee and the Company have each considered the impact on executive compensation, and whether changes are needed as a result, of Sec-tion 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which became effective on January 1, 1994. This section generally prohibits a company from deducting, against its federal income tax, compensation to its most highly paid executive officers which exceeds $1 million. There is no lim-itation, however, for compensation that is based on an executive officer's performance and that is paid under employment contracts that began prior to February 1993. The Committee believes that Section 162(m) of the Code will have no effect on the Company in 1997.

Peter D. Bennett Charles W. Hash, Jr. L. Edward Sausman William R. Tierney, Jr.

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding the compensa-tion paid to the Chief Executive Officer and the other most highly compensated executive officer of the Company for services rendered in all capacities in 1994, 1995 and 1996.

                                ANNUAL COMPENSATION LONG TERM COMPENSATION
                                ------------------- ----------------------       ALL
        NAME AND         FISCAL                     SECURITIES UNDERLYING       OTHER
   PRINCIPAL POSITION     YEAR   SALARY     BONUS          OPTIONS         COMPENSATION (1)
   ------------------    ------ ------------------- ---------------------- ----------------
Kenneth R. Taylor.......  1996  $ 289,680 $     --          54,999             $16,420
 President and Chief      1995    280,835   137,005         15,123              12,889
 Executive Officer        1994    278,143    64,266         12,703              15,745
Gary J. Orndorff........  1996  $  98,461 $     --           5,500             $11,003
 Vice President--         1995     92,308    22,834          6,050               8,028
 Treasurer and Chief      1994     89,432       --           5,082               8,127
 Financial Officer

--------
(1) Represent Company contributions to the 401(k) Plan (as described below), premiums paid by the Company with respect to term life insurance and any personal use of Company cars.

EMPLOYMENT AGREEMENT

  Effective June 1992, the Company entered into an employment agreement with Kenneth R. Taylor, President and Chief Executive Officer of the Company, for a term of five years. In addition to the terms discussed in the Compensation Committee Report above, under the employment agreement, Mr. Taylor's employ-ment may be terminated by the Company in the event of death, disability or cause, or voluntarily by Mr. Taylor after one year. Cause is defined to in-clude, among other things, Mr. Taylor's material breach of the employment agreement or his willful misconduct or gross negligence. In the event of termination due to death, disability or voluntary termination, Mr. Taylor will be entitled, under certain circumstances, to receive his unpaid salary plus a proportionate amount of any incentive compensation. In the event of termination for cause, Mr. Taylor will be entitled to receive any unpaid salary but no incentive com-pensation. In the event of termination other than due to death, disability, cause or voluntary termination, Mr. Taylor will be entitled to receive the re-maining salary payable under his employment agreement and any incentive com-pensation that would have been payable to him under his employment agreement had such termination not occurred.

401(K) PROFIT SHARING PLAN

  Effective January 1, 1990, the Company adopted a defined contribution cash or deferred profit sharing plan (the "401(k) Plan") intended to qualify under
Section 401(a) and 401(k) of the Code. All Company employees are eligible to participate in the 401(k) Plan upon completion of one year of service and the attainment of age 21.

  Subject to certain limitations, a participant is permitted to make elective salary reduction contributions ("Savings Contributions") to the 401(k) Plan (in which he is always fully vested) up to 20% of the participant's compensa-tion in the year made, not to exceed $9,500 (as adjusted annually for infla-tion). Upon request, Savings Contributions may be withdrawn to satisfy certain immediate and heavy financial hardships. Generally, benefits under the 401(k) Plan become payable (subject to certain participant and spousal consent, if applicable) upon the separation from service, retirement, death or disability of the participant.

  The Company makes matching contributions to the 401(k) Plan equal to 100% of Savings Contributions made for the plan year, to a maximum of five percent of the participant's annual compensation. In addition, the Company may make dis-cretionary profit sharing contributions to the 401(k) Plan. Profit sharing contributions are allocated to the accounts of participants according to the relationship that each participant's compensation for the year bears to the compensation of all such participants. Certain minimum percentages of non-key employees' compensation must be contributed by the Company with respect to any year in which the 401(k) Plan is a "top-heavy plan" (as defined in the Code). The maximum amount of annual compensation for determining contributions under the qualified retirement plans is $150,000.

  Each participant has a nonforfeitable interest in 20% of the matching and profit sharing contributions made to his account after three years of service, and for each additional year of service thereafter, an additional 20% of his account becomes nonforfeitable so that upon the completion of seven years of service the participant is fully vested. Furthermore, an accelerated vesting schedule becomes effective (pursuant to which a participant is fully vested after the completion of six years of service) in any year in which the 401(k) Plan is a "top-heavy plan".

STOCK OPTION PLANS

  Director Plan. On February 7, 1990, the Company's Board of Directors adopt-ed, and on May 9, 1990, the Company's shareholders approved, the 1990 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Under the Direc-tor Plan, members of the Board of Directors of the

Company who are not also employees of the Company are entitled to receive op-tions to purchase the Company's Common Stock. The number of shares of Common Stock issuable under the Director Plan is 260,452 and no optionee may possess at any one time options to acquire more than 50,000 shares of the Company's Common Stock.

  The purpose of the Director Plan is to attract and retain non-employee di-rectors and to provide additional incentive to them by encouraging them to in-vest in the Company's Common Stock and thereby acquire a further proprietary interest in the Company and an increased personal stake in the Company's con-tinued success and progress. The Board of Directors believes that stock op-tions are an important aid in attracting, retaining and compensating, non-em-ployee directors of the Company's Board.

  The following table sets forth information concerning options issued to date under the Director Plan, including options which have been exercised.

                                       EXERCISED(1)          EXERCISABLE(1)
                                  ---------------------- ----------------------
                                             WEIGHTED               WEIGHTED
                                  OPTIONS    AVERAGE     OPTIONS    AVERAGE
NAME                              GRANTED EXERCISE PRICE GRANTED EXERCISE PRICE
----                              ------- -------------- ------- --------------
Peter D. Bennett.................    --         --         2,200     $15.46
John J. Buchan, Jr............... 16,005      $7.78       39,235     $10.80
Charles W. Hash, Jr..............  9,337      $8.11       45,904     $10.30
L. Edward Sausman................ 26,678      $7.45       36,842     $ 7.91
William R. Tierney, Jr........... 13,338      $7.45       44,179     $ 9.03
All non-employee directors as a
 group........................... 65,357      $7.63      168,360     $ 9.62

--------
(1) Options exercised and exercisable and the weighted average exercise price have been adjusted for stock dividends declared by the Board of Directors.

  On April 2, 1997, the last sale price of the Company's Common Stock was $10.75 per share.

  1987 Employee Stock Option Plan. On June 22, 1987, the Company adopted and the shareholders approved the Company's 1987 Employee Stock Option Plan (the "Employee Plan"). The purpose of the Employee Plan is to provide options to acquire shares of Common Stock to officers and key employees of the Company. The Board of Directors believes that the Company and its shareholders signifi-cantly benefit from having the Company's key management employees receive op-tions to purchase shares of Common Stock. The Board of Directors also believes that stock options are a valuable tool in attracting and retaining highly qualified management personnel and in providing additional motivation to man-agement to use their best efforts on behalf of the Company and its sharehold-ers.

  Pursuant to the Employee Plan, which is administered by the Board of Direc-tors, stock options may be granted which are intended to qualify as incentive stock options under Section 422 of the Code, as well as stock options not in-tended to qualify. All officers and key employees of the Company or any cur-rent or future subsidiary are eligible to receive options under the Employee Plan.

  The following table sets forth certain information concerning stock options granted under the Employee Plan during 1996 to the persons named in the Sum-mary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                    VALUES AT ASSUMED
                         -------------------------------------------------- ANNUAL RATES OF STOCK
                         NUMBER OF  PERCENT OF TOTAL                         PRICE APPRECIATION
                         SECURITIES OPTIONS GRANTED  EXERCISE OR               FOR OPTION TERM
                         UNDERLYING TO EMPLOYEES IN  BASE PRICE  EXPIRATION ----------------------
NAME                      OPTIONS     FISCAL YEAR     PER SHARE     DATE        5%        10%
----                     ---------- ---------------- ----------- ---------- ---------- -----------
Kenneth R. Taylor.......   7,142(1)       72.2%        $14.00     7/30/01   $   15,998 $   55,443
                          47,857(2)                     12.727    8/04/06     $383,047   $970,731
Gary J. Orndorff........   5,500(1)        7.2%        $12.727    7/30/06   $   44,022 $  111,562

--------
(1)  Represents Incentive Stock Options
(2)  Represents Non-Qualified Stock Options

  The following table sets forth certain information concerning the shares ac-quired upon exercise of options, the number of unexercised options and the value of unexercised options at the end of 1996 held by the persons named in the Summary Compensation Table.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

       NAME, SHARES ACQUIRED AND VALUE          NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED,
---------------------------------------------     OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                           SHARES                     YEAR END             AT FISCAL YEAR END
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
NAME                      EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
Kenneth R. Taylor.......   16,595    $120,909   223,120       7,142     $1,474,051     $ 4,464
Gary J. Orndorff........      --     $    --     39,747       5,500     $  274,098     $10,439

                CERTAIN TRANSACTIONS AND COMPENSATION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Taylor, Sausman, Tierney and Buchan, directors of the Company, are officers, directors and/or principal shareholders of corporations that act as insurance agents of the Company. In addition, Messrs. Sausman and Tierney are members of the Compensation Committee of the Company's Board of Directors. During 1996, the Company paid (i) $34,825 to the corporation with which Mr. Taylor is affiliated; (ii) $228,067 to the corporation with which Mr. Sausman is affiliated; (iii) $88,292 to the corporation with which Mr. Tierney is af-filiated; and (iv) $1,510,494 to the corporation with which Mr. Buchan is af-filiated.

  The Company has loaned Mr. Orndorff, Vice President--Treasurer of the Com-pany the principal amount of $90,000, for the purchase of a personal resi-dence. The loan, which is secured by the residence, bears interest at the rate of 7.5% per year, and is payable in full in July 2004. The balance due on the loan at December 31, 1996 was $58,904. In the event that Mr. Orndorff's em-ployment with the Company is terminated, the loan is due within nine months of the date of termination.

                            STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of the five year cumulative total re-turn for the Company's common stock, the Standard's and Poor's 500 Index and the NASDAQ Insurance Index. The graph assumes an investment of $100 in each on December 31, 1991 and the reinvestment of all dividends.

                           [LINE GRAPH APPEARS HERE]

                     1991       1992      1993       1994      1995      1996
                    ------     ------    ------     ------    ------    ------
WALSHIRE            $100.00   $116.18   $142.46    $130.57   $233.33   $233.11
S&P 500             $100.00   $107.62   $118.46    $120.03   $165.13   $203.05
NASDAQ              $100.00   $135.34   $144.76    $136.23   $193.56   $220.56
INSURANCE
INDEX

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commis-sion reports about their beneficial ownership of the Company's Common Stock. All such persons are required by the Commission to furnish the Company with copies of all reports that they file.

  Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, dur-ing the fiscal year ended December 31, 1996, three individuals failed to file
Section 16(a) reports on a timely basis. L. Edward Sausman sold 4,000 shares of the Company's Common Stock on June 11, 1996 and filed a Form 4 on January 8, 1997. John J. Buchan, Jr. sold 1,000 shares of the Company's Common Stock on December 13, 1996 and filed a Form 4 on January 13, 1997. Peter D. Bennett purchased 100 shares of the Company's Common Stock on May 7, 1996 and filed a Form 4 on January 10, 1997.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The accounting firm of KPMG Peat Marwick LLP acted as the Company's indepen-dent public accountants for the fiscal year ended December 31, 1996 and has been selected by the Board of Directors to serve as the Company's independent public accountant for the fiscal year ending December 31, 1997. The selection of independent public accountants is not being submitted to shareholders for approval because there is no legal requirement to do so. A representative of KPMG Peat Marwick LLP is expected to be present at the shareholders' meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Company knows of no other busi-ness that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) ap-proval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the elec-tion of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 under the Securi-ties Exchange Act of 1934, as amended; and (v) matters incidental to the con-duct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

  Shareholder proposals intended to be presented at the 1998 Annual Meeting must be submitted by December 16, 1997 to receive consideration for inclusion in the Company's 1998 proxy materials.

  EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO THE CORPORATE SECRETARY, AT THE COMPANY'S CORPORATE OF-FICES.

                                          By Order of the Board of Directors

                                          Richard S. Kahlbaugh
                                          Secretary

                           WALSHIRE ASSURANCE COMPANY
              1997 ANNUAL MEETING OF SHAREHOLDERS -- MAY 21, 1997
                SOLICITED ON BEHALF OF THE COMPANY AND APPROVED
                           BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints L. Edward Sausman and William R. Tierney, Jr. to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Shareholders of Walshire Assurance Company (the "Company") to be held on the 21st day of May, 1997 at The OutDoor Country Club, 1157 Detwiler Drive, York, Pennsylvania 17404 and at any postponement or adjournment thereof, and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs this proxy be voted as follows:

  [_] FOR the election of Charles W. Hash, Jr. and Kenneth R. Taylor as directors for a term of three years.

  To withhold authority to vote for both directors, please check this box [_].

  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

              --------------------------------------------------
                     (Please date and sign on reverse side)

  This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of the aforementioned nominees as directors.

  A majority of the proxy agents present and acting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
                                 LISTED ABOVE.

  Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  Receipt of the Company's 1996 Annual Report to Shareholders and the Notice of the 1997 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

    Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

                                      Date: ____________________, 1997
                                        (Please date this Proxy)

                                      --------------------------------

                                      --------------------------------
                                      (Signature(s) of Shareholder(s))
                                      Please sign exactly as your
                                      name(s) appear(s) to the
                                      left. When signing as
                                      attorney, executor,
                                      administrator, trustee or
                                      guardian, please give your
                                      full title. If shares are
                                      held jointly, each holder
                                      should sign.